EXHIBIT 3.3
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                     AMENDMENT TO THE AMENDED AND
               RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                     OF ARVIDA/JMB PARTNERS, L.P.


     This Amendment ("Amendment") to the Amended and Restated Agreement of Limited Partnership dated as of September 10, 1987 (as amended or supplemented immediately prior to this Amendment, the "Partnership Agreement") of Arvida/JMB Partners, L.P. (the "Partnership"), a Delaware limited partnership, is made effective as of October 29, 2002, by and among the General Partner, the Associate Limited Partners, the Initial Limited Partner and The St. Joe Company as a Limited Partner.

     The General Partner has approved the Amendment and, pursuant to a Consent Solicitation Statement, dated October 29, 2002, recommended that Holders of Interests consent to the Amendment.

     Limited Partners holding a majority of the outstanding Limited Partnership Interests have approved the Amendment by written consent.

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Article V, Section 5.5J of the Partnership Agreement is hereby deleted in its entirety and the following shall be inserted in its place:

           (i) The liquidation of the Partnership shall be completed on or prior to October 31, 2005; upon the completion of such liquidation, and consistent with Section 8.3 hereof, the General Partner, may, in its sole discretion, determine to contribute any remaining assets of the Partnership, subject to all remaining obligations and liabilities (including contingent liabilities) of the Partnership, to a liquidating trust, with each of the General Partner, Associate Limited Partners and Holders of Interests to receive a proportionate beneficial interest therein based upon their respective Interests in the Partnership, for the purpose of liquidating any non-cash assets and providing an orderly payment and satisfaction of any such remaining obligations and liabilities and as promptly as is practicable, to make one or more liquidating distributions of any remaining funds to the holders of interests in such liquidating trust.

           (ii) JMB and its Affiliates will be permitted to purchase at appraised fair market value any of the interests held by the Partnership in Properties in which JMB or any of its Affiliates (other than the Partnership) has an interest. In such event, an independent appraiser shall be selected by ML Real Estate Associates II and proposed by the General Partner for approval by the Limited Partners. Such appraiser shall be deemed approved by the Limited Partners unless objected to in writing by the Holders of a majority of the then outstanding Limited Partnership Interests within 45 days after Notification thereof is sent by the General Partner. The appraisal shall be requested by the General Partner sufficiently in advance to be received by October 31, 2005. The appraisal shall value the interest in the Property or Properties to be sold to JMB or any Affiliate. The cost of obtaining the appraisal shall be borne equally by the Partnership and the purchaser of the interest in the Property or Properties. The General Partner shall then submit the appraisal of the value of the Property or Properties to an independent nationally-recognized






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investment banking firm or real estate advisory company, which shall be retained by the General Partner specifically with respect to the determination of such value. The sale of such interest of the Partnership to JMB or any Affiliate shall not be consummated unless and until the General Partner has obtained from such investment banking firm or real estate advisory company a letter of opinion, addressed to the Partnership, concluding that the appraised sales price and the other terms of the purchase are fair to the Partnership. The General Partner shall have 120 days from receipt of a favorable letter of opinion to purchase, or to cause JMB or its Affiliates to purchase, the Property or Properties at their appraised fair market value.

     2. Capitalized terms used but not defined in this Amendment have the meanings for such terms set forth in the Amended and Restated Agreement of Limited Partnership dated as of September 10, 1987, of the Partnership.

     3. Except as otherwise provided in this Amendment, the terms and provisions of the Partnership Agreement are ratified and confirmed and remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of October 29, 2002.


                                  GENERAL PARTNER
                                  ---------------

                                  ARVIDA/JMB MANAGERS, INC.


                                  By:   /s/ Dennis M. Quinn
                                        ------------------------------

                                  Title: Vice President
                                        ------------------------------



                                  LIMITED PARTNERS
                                  ----------------

                                  JMB INVESTOR SERVICES CORPORATION


                                  By:   /s/ Gary Nickele
                                        ------------------------------

                                  Title: Vice President
                                        ------------------------------



                                  ARVIDA/JMB ASSOCIATES

                                  By:  900 Investment Management, L.P.,
                                       managing partner

                                  By:  900 Investment Management, Inc.,
                                       general partner


                                  By:   /s/ Gary Nickele
                                        ------------------------------

                                  Title: Vice President
                                        ------------------------------



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                                  ARVIDA/JMB LIMITED PARTNERSHIP

                                  By:  Arvida/JMB Associates,
                                       general partner

                                  By:  900 Investment Management, L.P.,
                                       managing partner

                                  By:  900 Investment Management, Inc.,
                                       general partner


                                  By:   /s/ Gary Nickele
                                        ------------------------------

                                  Title: Vice President
                                        ------------------------------



                                  THE ST. JOE COMPANY

                                  By:  Arvida/JMB Managers, Inc.,
                                       attorney-in-fact


                                  By:   /s/ Dennis M. Quinn
                                        ------------------------------

                                  Title: Vice President
                                        ------------------------------







































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